                                                                 Exhibit 4(a)(6)


================================================================================

                    ICF KAISER INTERNATIONAL, INC., Issuer

                                     and

 CYGNA CONSULTING ENGINEERS AND PROJECT MANAGEMENT, INC., Existing Guarantor
          ICF KAISER GOVERNMENT PROGRAMS, INC.,  Existing Guarantor
               PCI OPERATING COMPANY, INC.,  Existing Guarantor
         SYSTEMS APPLICATIONS INTERNATIONAL, INC., Existing Guarantor

                                     and

                       EDA, INCORPORATED, New Guarantor
                GLOBAL TRADE & INVESTMENT, INC., New Guarantor
                    ICF KAISER EUROPE, INC., New Guarantor
              ICF KAISER / GEORGIA WILSON, INC. , New Guarantor
             ICF KAISER OVERSEAS ENGINEERING, INC., New Guarantor
              ICF KAISER ENGINEERS PACIFIC, INC., New Guarantor
                ICF KAISER REMEDIATION COMPANY, New Guarantor
                                     and
                   ICF KAISER SYSTEMS, INC., New Guarantor



                                      TO



                        THE BANK OF NEW YORK, Trustee

                               ---------------


                         Sixth Supplemental Indenture

                         Dated as of December 3, 1997
                                      to
           Indenture dated as of January 11, 1994, as supplemented

                               ---------------


             $125,000,000 12% Senior Subordinated Notes due 2003


==============================================================================

                                                                 Exhibit 4(a)(6)
  THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of December 3, 1997, is entered into by and among ICF KAISER INTERNATIONAL, INC., a Delaware corporation (the "Company"), THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), the following existing GUARANTORS:

  Cygna Consulting Engineers and Project Management, Inc., a Delaware
   corporation  ("Cygna");
  ICF Kaiser Government Programs, Inc., a Delaware corporation ("ICFK-GP"); PCI Operating Company, Inc., a Delaware corporation ("PCI"); and
  Systems Applications International, Inc., a Delaware corporation "(SAI")

and the following new GUARANTORS:

     EDA, Incorporated, a Maryland corporation ("EDA");
     Global Trade & Investment, Inc., a Delaware corporation ("Global"); ICF Kaiser Europe, Inc., a Delaware corporation ("ICFK Europe");
     ICF Kaiser / Georgia Wilson, Inc., a Delaware corporation ("ICFK/GW"); ICF Kaiser Overseas Engineering, Inc., a Delaware corporation ("ICFK
      Overseas");
     ICF Kaiser Engineers Pacific, Inc., a Delaware corporation ("ICFK
      Pacific");
     ICF Kaiser Remediation Company, a Delaware corporation ("Remcon"); and ICF Kaiser Systems, Inc., a Delaware corporation ("ICFK Systems").


                                 WITNESSETH:

     WHEREAS, each new Guarantor is either a direct or an indirect Wholly Owned Restricted Subsidiary of the Company;

     WHEREAS, on December 3, 1997, the Company entered into an Amended and Restated Credit Agreement with CoreStates Bank, N.A., as Agent, the banking institutions named therein (the "Banks"), and certain subsidiaries of the Company named therein (the "Subsidiary Guarantors"), as a successor Bank Credit Agreement;

     WHEREAS, as a condition to the Company's being permitted to include the Accounts Receivable of the new Guarantors in the Borrowing Base as defined in and provided for under the Bank Credit Agreement, the new Guarantors must become Subsidiary Guarantors under the Bank Credit Agreement;

     WHEREAS, EDA, Global, ICFK Europe, ICFK/GW, ICFK Overseas, ICFK Pacific, Remcon, and ICFK Systems have determined that it is desirable to become Subsidiary Guarantors under the Bank Credit Agreement;

     WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of January 11, 1994 as supplemented (the "Indenture"), for the purpose of issuing $125,000,000 of 12% Senior Subordinated Notes due 2003 (the "Notes"), and Section 10.01 of the Indenture provides that the Company (when authorized by a Board Resolution) and the Trustee for the Notes, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to such Trustee, for any of the purposes set forth in said Section 10.01 (each a "Supplemental Indenture");

     WHEREAS, Section 5.11 of the Indenture requires that, prior to or concurrently with the new Guarantors becoming Subsidiary Guarantors under the Bank Credit Agreement, the Company must cause the new Guarantors to execute and deliver to the Trustee a Supplemental Indenture and a Indenture Guarantee (substantially in the form attached as Exhibit B to the Indenture) pursuant to which the new Guarantors will unconditionally guarantee the payment of principal of, premium, if any, and interest on the Notes;

     WHEREAS, Section 5.11 of the Indenture further provides that the Indenture Guarantee referenced in the immediately preceding clause shall be subordinated in right of payment to any subsidiary guarantee granted by the new Guarantors pursuant to the Bank Credit Agreement;

     WHEREAS, ICFK-GP became a Subsidiary Guarantor of the Bank Credit Agreement on May 6, 1996, and was already a Guarantor of the Indenture as of September 1, 1995;

     WHEREAS, Cygna, PCI, and SAI became Subsidiary Guarantors under the Bank Credit Agreement on June 24, 1996, and became Guarantors of the Indenture as of June 24, 1996;

     WHEREAS, EDA, Global, ICFK Europe, ICFK/GW, ICFK Overseas, ICFK Pacific, Remcon, and ICFK Systems will become Subsidiary Guarantors under the Bank Credit Agreement on December 3, 1997, and have determined that it is desirable simultaneously or concurrently to become new Guarantors under the Indenture;

     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company on October 17, 1997;

     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Boards of Directors of each of the existing Guarantors as of November 14, 1997;

     WHEREAS, the execution and delivery of this Supplemental Indenture and the Indenture Guarantees have been duly authorized by the Boards of Directors of each of the new Guarantors as of November 14, 1997;

     WHEREAS, the Company and the Guarantors have determined that it is desirable to enter into this Sixth Supplemental Indenture and have requested the Trustee to join with them in the execution of this Sixth Supplemental Indenture; and

     WHEREAS, the Trustee has accepted the trusts created by this Sixth Supplemental Indenture and in evidence thereof has joined in the execution hereof;

     NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt of which is hereby acknowledged, IT IS HEREBY COVENANTED AND AGREED, by and among the Company, the existing and new Guarantors, and the Trustee, as follows:

     1.  Terms defined in the Indenture are used herein as therein defined.

     2. ICFK-GP acknowledges that it has executed and delivered to the Trustee the Second Supplemental Indenture and an Indenture Guarantee, both as of September 1, 1995.

     3. Each of Cygna, PCI, and SAI hereby acknowledge that each has executed and delivered to the Trustee the Fifth Supplemental Indenture and an Indenture Guarantee, all as of June 24, 1996.

     4. Each of EDA, Global, ICFK Europe, ICFK/GW, ICFK Overseas, ICFK Pacific, and ICFK Systems hereby acknowledge its execution and delivery of an Indenture Guarantee dated as of December 3, 1997, in the form authorized by and attached as Exhibit B to the Indenture.

     5. The following sundry provisions shall be a part of this Sixth Supplemental Indenture:

     Section 5.01.  Effect of Supplemental Indenture.  Upon the execution and
                    --------------------------------
delivery of this Sixth Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 5.02.  Indenture Remains in Full Force and Effect.  Except as
                    ------------------------------------------
supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

  Section 5.03.  Indenture and Sixth Supplemental Indenture Construed Together.
                 -------------------------------------------------------------
This Sixth Supplemental Indenture is an Indenture supplemental to and in implementation of the Indenture, and the Indenture and this Sixth Supplemental Indenture shall henceforth be read and construed together.

  Section 5.04.  Confirmation and Preservation of Indenture.  The Indenture as
                 ------------------------------------------
supplemented by this Sixth Supplemental Indenture is in all respects confirmed and preserved.

  Section 5.05  Conflict with Trust Indenture Act.  If any provision of this
                ---------------------------------
Sixth Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Sixth Supplemental Indenture, the provision of such Act shall control. If any provision of this Sixth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Sixth Supplemental Indenture, as the case may be.

  Section 5.06  Separability Clause.  In case any provision in this Sixth
                -------------------
Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  Section 5.07  Terms Defined in the Indenture.  All capitalized terms not
                ------------------------------
otherwise defined herein shall have the meanings ascribed to them in the Indenture.

  Section 5.08  Effect of Headings.  The Article and Section headings herein are
                ------------------
for convenience only and shall not affect the construction hereof.

  Section 5.09  Benefits of Sixth Supplemental Indenture, etc.  Nothing in this
                ---------------------------------------------
Sixth Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy, or claim under the Indenture, this Sixth Supplemental Indenture, or the Notes.

  Section 5.10  Successors and Assigns.  All covenants and agreements in this
                ----------------------
Sixth Supplemental Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

  Section 5.11  Trustee Not Responsible for Recitals.  The recitals contained
                ------------------------------------
herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.

  Section 5.12  Certain Duties and Responsibilities of the Trustee.  In entering
                --------------------------------------------------
into this Sixth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

  Section 5.13  Governing Law.  This Sixth Supplemental Indenture shall be
                -------------
governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

  Section 5.14  Counterparts.  This Sixth Supplemental Indenture may be executed
                ------------
in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and the Company, the existing and new Guarantors, and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of December 3, 1997.

                                    ICF KAISER INTERNATIONAL, INC.

                       CYGNA CONSULTING ENGINEERS AND PROJECT
                       MANAGEMENT, INC.

                       ICF KAISER GOVERNMENT PROGRAMS, INC.

                       PCI OPERATING COMPANY, INC.

                       SYSTEMS APPLICATIONS INTERNATIONAL, INC.

                       EDA, INCORPORATED

                       GLOBAL TRADE & INVESTMENT, INC.

                       ICF KAISER EUROPE, INC.

                       ICF KAISER / GEORGIA WILSON, INC.

                       ICF KAISER OVERSEAS ENGINEERING, INC.

                       ICF KAISER PACIFIC, INC.

                       ICF KAISER REMEDIATION COMPANY

                       ICF KAISER SYSTEMS, INC.


                       THE BANK OF NEW YORK, as Trustee